Exhibit 32

CERTIFICATIONS

I, James T. Orcutt, hereby certify that the periodic report being filed herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (16 U.S. C. 78m or 78o(d)) and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of New Brunswick Scientific Co., Inc. for the period covered by said periodic report.

Dated: May 15, 2007	/s/ James T. Orcutt
James T. Orcutt
Chief Executive Officer,
President and Director

I, Thomas Bocchino, hereby certify that the periodic report being filed herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (16 U.S. C. 78m or 78o(d)) and that the information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of New Brunswick Scientific Co., Inc. for the period covered by said periodic report.

Dated: May 15, 2007	/s/ Thomas Bocchino
Thomas Bocchino
Vice President, Finance
Treasurer and Chief Financial Officer
(Chief Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to New Brunswick Scientific Co., Inc. and will be retained by New Brunswick Scientific Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.